Exhibit 99.1

SELECT INTERIOR CONCEPTS ANNOUNCES 2021 SECOND QUARTER FINANCIAL RESULTS

Atlanta, Georgia – August 9, 2021 – Select Interior Concepts, Inc. (NASDAQ: SIC), a premier nationwide distributor of interior building products, today announced its financial results for the second quarter ended June 30, 2021.

SECOND QUARTER 2021 FINANCIAL HIGHLIGHTS COMPARED TO SECOND QUARTER 2020; excludes the RDS business segment which was sold on June 30, 2021

•	Consolidated net revenue of $67.2 million, compared to $52.0 million
•	Gross profit was $20.0 million, compared to $13.2 million
•	Net income from continuing operations was $2.5 million, or $0.10 basic earnings per share (EPS), compared to net loss from continuing operations of ($0.3 million), or ($0.01) basic EPS
•	Adjusted EBITDA of $8.9 million, compared to $6.1 million
•	Operating cash flow used ($4.1 million), compared to $9.7 million provided
•	Liquidity of $90.4 million, including $36.9 million of unrestricted cash
•

The company will not hold its previously announced earnings call due to a definitive agreement under which an affiliate of Sun Capital Partners, Inc. will acquire Select Interior Concepts (“SIC”) for $14.50 per share in an all-cash transaction (the “Merger Transaction”).

Chief Executive Officer Bill Varner commented, “We entered the second quarter with good momentum and made excellent progress during the period with our many initiatives to drive Architectural Surfaces Group’s (“ASG”) organic growth and enhance its operations. With the successful completion of the sale of our Residential Design Services (“RDS”) business segment on June 30, 2021 and a newly strengthened balance sheet, we focused on how to best maximize SIC’s shareholder value with our remaining business. We believe the agreement to sell SIC to an affiliate of Sun Capital announced earlier today best accomplishes this goal. The combination of the two will position ASG and Sun Capital to further enhance the products and service we provide to our valued customers.”

RESULTS FOR THE SECOND QUARTER OF 2021

Net revenue for the second quarter of 2021 increased by 29.2% to $67.2 million, compared to net revenue of $52.0 million for the second quarter of 2020. This increase was driven by favorable price/mix and increased volume.

Gross profit for the second quarter of 2021 increased by 51.4% to $20.0 million, compared to $13.2 million for the second quarter of 2020. Gross margin for the second quarter of 2021 was 29.7%, compared to 25.4% for the second quarter of 2020. Gross margin increased primarily due to improvements in price/mix, and increased volume which resulted in better fixed cost absorption.

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2021 were $14.8 million, or 22.1% of net revenue, compared to $13.2 million, or 25.5% of net revenue, for the second quarter of 2020. This increase primarily reflects a return to normal operations as we are recovering from COVID, although we continue to control costs in line with revenues. SG&A for the second quarter of 2021 and 2020 included $1.3 million and $2.9 million, respectively, of equity-based compensation and certain transitional or non-operating costs. On an adjusted basis, which excludes equity-based compensation and certain transitional or non-operating costs, SG&A was $13.5 million, or 20.1% of net revenue for the second quarter of 2021, compared to $10.3 million, or 19.9% of net revenue for the second quarter of 2020.

For the second quarter of 2021, net income from continuing operations was $2.5 million, or $0.10 basic EPS, compared to net loss from continuing operations of ($0.3 million), or ($0.01) basic EPS, for the second quarter of 2020.

EBITDA for the second quarter of 2021 increased 93.3% to $5.3 million, compared to EBITDA of $2.7 million for the second quarter of 2020. Adjusted EBITDA, which excludes the impact of equity compensation and certain transitional or non-operating costs, increased by 47.1% to $8.9 million for the second quarter of 2021, compared to $6.1 million for the second quarter of 2020. For the second quarter of 2021, Adjusted EBITDA as a percentage of net revenue was 13.3%, compared to 11.7% for the second quarter of 2020.

Cash used in operating activities totaled ($4.1 million) for the second quarter of 2021, compared to $9.7 million of cash provided by operating activities for the second quarter of 2020 primarily as a result of working capital investments for increasing sales.

Liquidity from cash-on-hand and borrowing availability under the Company’s revolving credit facility totaled $90.4 million on June 30, 2021, compared to $62.6 million on June 30, 2020.

FINANCIAL RESULTS CONFERENCE CALL AND WEBCAST DETAILS

In light of the pending sale of SIC, the second quarter 2021 earnings conference call previously scheduled for 5:00 PM ET on August 9, 2021 has been cancelled.

ABOUT SELECT INTERIOR CONCEPTS

Select Interior Concepts through its subsidiary Architectural Surfaces Group is a premier distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ. Its Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as PentalQuartz and MetroQuartz. For more information, visit: www.selectinteriorconcepts.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may include, but are not limited to, the ability of the parties to obtain required regulatory approvals and to meet the other conditions to closing the proposed Merger Transaction, and the risk that the proposed Merger Transaction may not close on the timing noted herein or at all. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to, those factors contained in our most recent Annual Report on Form 10-K (our “Annual Report”) and the other reports we file with the SEC, that may cause the Company’s actual results, level of activity, performance, or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this press release are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

USE OF NON-GAAP FINANCIAL MEASURES

This press release and the schedules hereto include EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted SG&A, which are financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, or GAAP, and are therefore referred to as non-GAAP financial measures. We have provided definitions below for these non-GAAP financial measures and have provided tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and board of directors also use these non-GAAP measures as supplemental measures to evaluate our business and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

Additional Information about the Merger Transaction and Where to Find It

In connection with the Merger Transaction, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Company stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.selectinteriorconcepts.com or by contacting the Company’s Investor Relations Department by email at ir@sicinc.com at or by phone at (470) 548-7370.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger Transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger Transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger Transaction, when filed with the SEC.

CONTACTS:

Investor Relations:

Josh Large

(470) 548-7370

ir@sicinc.com

Select Interior Concepts, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)	June 30, 2021	December 31, 2020
ASSETS
Cash	$36,920	$1,594
Restricted cash	5,000	-
Accounts receivable, net	21,875	18,222
Inventories	90,988	84,165
Prepaid expenses and other current assets	5,133	2,312
Income taxes receivable	2,117	4,617
Current assets of discontinued operations	-	81,393
Total current assets	$162,033	$192,303
Property and equipment, net	6,071	6,713
Deferred tax assets, net	14,878	14,905
Goodwill	45,564	45,564
Customer relationships, net	31,564	34,632
Other intangible assets, net	4,201	4,618
Other assets	1,009	757
Non-current assets of discontinued operations	-	112,021
Total assets	$265,320	$411,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	32,188	26,337
Accrued expenses and other current liabilities	9,442	10,572
Customer deposits	6,554	5,089
Current portion of long-term debt, net	-	15,482
Current portion of capital lease obligations	268	239
Current liabilities of discontinued operations	-	36,825
Total current liabilities	$48,452	$94,544
Line of credit	-	9,623
Long-term debt, net of current portion and financing fees	-	134,526
Long-term capital lease obligations	1,799	1,602
Other long-term liabilities	1,953	2,102
Non-current liabilities of discontinued operations	-	14,925
Total liabilities	$52,204	$257,322
Class A common stock	261	256
Treasury stock, at cost	(2,285)	(1,279)
Additional paid-in capital	168,666	165,048
Retained earnings (accumulated deficit)	46,474	(9,834)
Total stockholders' equity	$213,116	$154,191
Total liabilities and stockholders' equity	$265,320	$411,513

Select Interior Concepts, Inc.

Condensed Consolidated Statement of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(in thousands, except share and per share data)
Revenue, net	$67,186	$51,994	$124,563	$107,021
Cost of revenue	47,208	38,800	89,253	80,600
Gross profit	19,978	13,194	35,310	26,421
Selling, general and administrative expenses	14,818	13,238	29,019	26,396
Income (loss) from operations	5,160	(44)	6,291	25
Other expense:
Interest expense	78	48	119	98
Loss on extinguishment of debt	2,385	-	2,385	-
Total other expense, net	2,463	48	2,504	98
Income (loss) from continuing operations before provision for (benefit from) income taxes	2,697	(92)	3,787	(73)
Provision for (benefit from) income taxes	181	158	451	(80)
Net income (loss) from continuing operations	2,516	(250)	3,336	7
Discontinued operations:
Loss from discontinued operations, net of income taxes	(3,199)	(2,929)	(5,824)	(7,188)
Gain on disposal of discontinued operations, net of income taxes	58,796	-	58,796	-
Net income (loss) from discontinued operations	55,597	(2,929)	52,972	(7,188)
Net income (loss)	$58,113	$(3,179)	$56,308	$(7,181)

Basic earnings (loss) per share of common stock
Continuing operations	$0.10	$(0.01)	$0.13	$0.00
Discontinued operations	2.17	(0.12)	2.07	(0.28)
Net income (loss)	$2.27	$(0.13)	$2.20	$(0.28)
Diluted earnings (loss) per share of common stock
Continuing operations	$0.09	$(0.01)	$0.12	$0.00
Discontinued operations	2.05	(0.12)	1.96	(0.28)
Net income (loss)	$2.14	$(0.13)	$2.08	$(0.28)
Weighted average shares outstanding
Basic common stock	25,591,118	25,328,649	25,543,031	25,260,425
Diluted common stock	27,172,043	25,328,649	27,019,433	25,267,083

Select Interior Concepts, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2021	2020
(in thousands)
Net cash provided by operating activities	$1,594	$17,560

Purchase of property and equipment	(1,546)	(2,436)
Proceeds from disposal of property and equipment	127	22
Proceeds from sale of the RDS business, net	204,332	-
Net cash provided by (used in) investing activities	$202,913	$(2,414)

Proceeds from ERP financing	-	376
Payments on line of credit, net	(9,872)	(12,601)
Deferred issuance costs	(327)	(2,231)
Purchase of treasury stock	(1,006)	(704)
Payments on notes payable and capital leases	(1,582)	(1,527)
Principal payments on long-term debt	(152,774)	(525)
Net cash used in financing activities	$(165,561)	$(17,212)

Net increase (decrease) in cash	$38,946	$(2,066)
Cash and restricted cash, beginning of period	1,594	1,070
Cash and restricted cash - discontinued operations, beginning of period	1,380	3,932
Cash and restricted cash - discontinued operations, end of period	-	872
Cash and restricted cash, end of period	$41,920	$2,064

Select Interior Concepts, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(in thousands)
Net income (loss) from continuing operations	$2,516	$(250)	$3,336	$7
Income tax expense (benefit)	181	158	451	(80)
Interest expense	78	48	119	98
Depreciation and amortization	2,514	2,780	5,189	5,580
EBITDA	$5,289	$2,736	$9,095	$5,605
Equity-based compensation	1,154	860	2,227	70
Acquisition and integration related costs	-	-	-	76
Employee related reorganization costs	6	1,252	406	1,251
Productivity and operational efficiency initiatives costs	(46)	-	145	-
Facility closures and divestitures	(9)	301	47	301
Loss on extinguishment of debt	2,385	-	2,385	-
Other non-operating costs	12	343	12	662
Strategic alternatives costs	120	566	120	1,077
Total addbacks	$3,622	$3,322	$5,342	$3,437
Adjusted EBITDA	$8,911	$6,058	$14,437	$9,042

Select Interior Concepts, Inc.

Reconciliation of SG&A Expenses to Adjusted SG&A Expenses (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(in thousands)
SG&A expenses	$14,818	$13,238	$29,019	$26,396
Equity-based compensation	1,154	860	2,227	70
Acquisition and integration related costs	-	-	-	76
Employee related reorganization costs	6	1,130	406	1,130
Productivity and operational efficiency initiatives costs	(46)	-	145	-
Facility closures and divestitures	91	3	147	3
Other non-operating costs	12	343	12	630
Strategic alternatives costs	120	566	120	1,077
Total adjustments to SG&A expenses	$1,337	$2,902	$3,057	$2,986
Adjusted SG&A expenses	$13,481	$10,336	$25,962	$23,410

EBITDA is defined as consolidated net income (loss) from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as consolidated net income (loss) from continuing operations before interest, taxes, depreciation and amortization, equity-based compensation expense and other costs that are deemed to be transitional in nature or not related to our core operations, including employee related reorganization costs, purchase accounting fair value adjustments, acquisition and integration related costs, other non-recurring costs, productivity and operational efficiency initiatives costs, facility closures and divestitures, legal settlements, new branch startup costs, loss on extinguishment of debt, strategic alternatives costs, and other non-operating costs.

Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Adjusted SG&A is defined as consolidated SG&A before equity-based compensation expense and other costs that are deemed to be transitional in nature or not related to our core operations, including employee related reorganization costs, acquisition and integration related costs, other non-recurring costs, productivity and operational efficiency initiatives costs, facility closures and divestitures, legal settlements, new branch startup costs, strategic alternatives costs, and other non-operating costs.